UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1-K

Annual Report Pursuant to Regulation A of the Securities Act of 1933

For the fiscal year ended December 31, 2017

Impact Housing REIT, LLC
23901 Calabasas Road Suite 2010
Calabasas, CA 93102
(818) 737-8000
www.ImpactHousing.com

PART II

Forward-Looking Statements

The term “forward-looking statements” means any statements, including financial projections, that relate to events or conditions in the future. Often, forward-looking statements include words like “we anticipate,” “we believe,” “we expect,” “we intend,” “we plan to,” “this might,” or “we will.” The statement “We believe demographic shifts will favor apartment communities” is an example of a forward-looking statement.

Forward-looking statements are, by their nature, subject to uncertainties and assumptions. The statement “We believe demographic shifts will favor apartment communities” is not like the statement “We believe the sun will rise in the East tomorrow.” It is impossible for us to know exactly what is going to happen in the future, or even to anticipate all the things that could happen. Our business could be subject to many unanticipated events. Consequently, the actual result of investing in the Fund could (and almost certainly will) differ from those anticipated or implied in any forward-looking statement, and the differences could be both material and adverse. We do not undertake any obligation to revise, or publicly release the results of any revision to, any forward-looking statements, except as required by applicable law. GIVEN THE RISKS AND UNCERTAINTIES, PLEASE DO NOT PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS.

Item 1.	Business

Impact Housing REIT, LLC, a newly organized Delaware limited liability company (which we refer to as the “Fund,” “we,” “us” or “our”), was formed to acquire, redevelop, and manage residential real estate assets in the United States, with a focus on acquiring and improving undervalued multifamily residential properties that provide affordable value to residents. As part of this focus, intend to identify and target “impact investing” opportunities that generate social and environmental impact alongside a financial return. One of the Fund’s primary goals is to identify prime opportunities where lack of existing oversight from an environmental perspective can lead to opportunities for both financial and environmental returns.

The Fund is managed by affiliates of Strategic Realty Holdings, LLC, an experienced real estate investment firm, which we refer to as our “Sponsor.” We intend to qualify as a real estate investment trust (REIT) for federal income tax purposes. The Fund is currently in the process of raising capital through an offering of its securities and has not yet commenced principal operations.  The Fund is a real estate blind pool, meaning that it has not yet acquired or definitively identified the properties it will acquire with the proceeds of the offering.

For a detailed description of the Fund’s business, please refer to the section titled “The Fund” beginning on page 16 of the post-qualification amendment to our Offering Statement on Form 1-A filed with the SEC on March 16, 2018, which is available at: https://www.sec.gov/Archives/edgar/data/1683617/000121465918002200/partiiandiii.htm.

Our initial Offering Statement on Form 1-A was qualified by the U.S. Securities and Exchange Commission (“SEC”) on September 15, 2017.  Pursuant to the Offering Statement, the Fund is seeking to raise up to $35,000,000 in capital by offering to the public limited liability company interests designated as “Series A Investor Shares,” in what we refer to as the “Offering.” The minimum target amount the Fund is seeking to raise in the Offering is $3,000,000, and funds from existing investor subscriptions are being held in escrow with a third-party financial institution until such time as the minimum target is satisfied. The Fund did not meet the $3,000,000 target by its initial March 15, 2018 target date, and on March 16, 2018, the Fund filed a post-qualification amendment to its Offering Statement that, among other things, provides that the Fund will now have until September 15, 2018 to meet its minimum funding target. The Fund has suspended the Offering pending the SEC’s qualification of our amended Offering Statement, and investors who previously subscribed for Series A Investor Shares are being afforded the opportunity cancel their subscriptions and have their money returned to them from the escrow without penalty.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information discussed in this item should be read together with the Fund’s audited financial statements and related notes appearing under Item 7 of this Annual Report.

Operating Results

The Fund was organized under the Delaware Limited Liability Company Act on August 17, 2016. As of the date of this Annual Report, we have not yet begun operations other than those associated with general start-up and organizational matters. As of the date of this Annual Report, we have no revenues, and for the year ended December 31, 2017 we had a net loss of ($223,847). We do not intend to begin principal operations until we have received and accepted subscriptions from investors representing at least $3,000,000 of Series A Investor Shares.

Liquidity

The Fund is obligated to reimburse its Manager (Impact Housing REIT Manager, LLC) for expenses the Manager incurs in connection with the Offering. As of December 31, 2017, advances from related parties totaled $439,766.

We intend to use the proceeds of the Offering to buy, renovate (where necessary), and operate a portfolio of multi-family apartment communities. We will also use debt (borrow money) to finance a portion of the costs of buying and renovating property, as described in our Offering Statement.

Apart from our efforts to raise money from the sale of Series A Investor Shares in the Offering, we are not aware of any trends or any demands, commitments, events, or uncertainties that will result in or that are reasonably likely to result in the our liquidity increasing or decreasing in any material way.

Capital Resources

As of the date of this Annual Report, we have not purchased any apartment communities or other assets or entered into any agreements to do so. Apart from our efforts to raise money via the sale of Series A Investor Shares in the Offering, we are not aware of any material trends, favorable or unfavorable, in our capital resources, or any expected material changes in the mix and relative cost of such resources.

Off Balance Sheet Arrangements

As of the date of this Annual Report, the Fund does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Item 3.	Directors and Officers

Neither the Fund nor its Manager has any employees. Instead, the Manager will act for and on behalf of the Fund through the employees and management team of our Sponsor.

The key employees of our Sponsor are:

Name	Position	Age
Edward P. Lorin	CEO/Founder	51
Myron Chang	Director of Asset Management	28
Andy Park	Director of Acquisitions	33

For descriptions of the business backgrounds and other matters concerning the key executives of our Sponsor, please refer to the section titled “Our Management Team” beginning on page 32 of the post-qualification amendment to our Offering Statement on Form 1-A filed with the SEC on March 16, 2018, a copy of which is available at: https://www.sec.gov/Archives/edgar/data/1683617/000121465918002200/partiiandiii.htm.

For a description of the compensation of our Manager and other affiliates of our Sponsor, please refer to the section titled “Compensation of Management” beginning on page 34 of the post-qualification amendment to our Offering Statement on Form 1-A filed with the SEC on March 16, 2018, a copy of which is available at: https://www.sec.gov/Archives/edgar/data/1683617/000121465918002200/partiiandiii.htm.

Item 4.	Security Ownership of Management and Certain Securityholders

The limited liability company interests in the Fund are denominated by 20,000,000 “Shares,” consisting of 1,000,000 “Common Shares” and 19,000,000 “Investor Shares.” The Manager has the authority to divide the 19,000,000 Investor Shares into one or more “series,” by adopting one or more authorizing resolutions. The Manager adopted the Authorizing Resolution to create the 3,500,000 Series A Investor Shares.

As of the date of this Offering Circular, the limited liability company interests of the Fund are owned as follows:

Common Shares	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
	Impact Housing REIT Manager, LLC (1) 23901 Calabasas Road Suite 2010 Calabasas, CA 93102	1,000,000	100%
	Edward P. Lorin 23901 Calabasas Road Suite 2010 Calabasas, CA 93102	0	0%
	Myron Chang 23901 Calabasas Road Suite 2010 Calabasas, CA 93102	0	0%
	Andy Park 23901 Calabasas Road Suite 2010 Calabasas, CA 93102	0	0%
Series A Investor Shares	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
	--	--	--
(1) )          As of the date hereof all of the Fund’s common shares are beneficially owned by the Fund’s Manager, Impact Housing REIT Manager, LLC, which is controlled by its manager, Edward P. Lorin.

Item 5.	Interest of Management and Others in Certain Transactions

The Fund has entered into a Management Agreement with the Manager, pursuant to which the Manager will provide management and investment management services. For more information, please refer to the “Summary of Management Agreement” section starting on 62 of the post-qualification amendment to our Offering Statement on Form 1-A filed with the SEC on March 16, 2018, a copy of which is available at: https://www.sec.gov/Archives/edgar/data/1683617/000121465918002200/partiiandiii.htm.

Under the Management Agreement, the Fund will pay the Manager certain fees as described in Part 3 above. The Manager is an affiliate of our Sponsor, Strategic Realty Holdings, LLC, and will rely on its management team and real estate professionals for the operation of our business. Thus, the amount of fees and other terms of the Management Agreement were determined among related parties and not at arm’s-length.

Item 6.	Other Information.

None.

Item 7.	Financial Statements

Impact Housing REIT, LLC
Delaware Limited Liability Company

Financial Statements and Independent Auditor’s Report

December 31, 2016

IMPACT HOUSING REIT, LLC

TABLE OF CONTENTS

Page

INDEPENDENT AUDITOR’S REPORT	F-1-2

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016 AND FOR THE PERIOD FROM AUGUST 17, 2016 (INCEPTION) TO DECEMBER 31, 2016:

Balance Sheet	F-3

Statement of Operations	F-4

Statement of Changes in Member’s Equity	F-5

Statement of Cash Flows	F-6

Notes to Financial Statements	F-7–11

To the Member of
Impact Housing REIT, LLC
Calabasas, CA

INDEPENDENT AUDITOR’S REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of Impact Housing REIT, LLC, which comprise the balance sheet as of December 31, 2016, and the related statements of operations, changes in member’s equity, and cash flows for the period from August 17, 2016 (inception) to December 31, 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Impact Housing REIT, LLC as of December 31, 2016, and the results of its operations and its cash flows for the period from August 17, 2016 (inception) to December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado
June 28, 2017

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

IMPACT HOUSING REIT, LLC
BALANCE SHEET
As of December 31, 2016

ASSETS
Current Assets:
Offering costs	$173,253
Refund receivable	20,000
Total Current Assets	193,253

TOTAL ASSETS	$193,253

LIABILITIES AND MEMBER'S EQUITY
Liabilities:
Current Liabilities:
Advances from related party	$175,942
Accrued expenses	26,008
Total Liabilities	201,950

Total Member's Equity	(8,697)

TOTAL LIABILITIES AND MEMBER'S EQUITY	$193,253

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

IMPACT HOUSING REIT, LLC
STATEMENT OF OPERATIONS
For the period from August 17, 2016 (inception) to December 31, 2016

Net revenues	$-
Cost of net revenues	-
Gross Profit	-

Operating Expenses:
Professional fees	4,436
Travel expenses	2,347
Dues & subscriptions	1,550
Meals and entertainment	364
Total Operating Expenses	8,697

Net Loss	$(8,697)

Weighted-average units outstanding
-Basic and Diluted	N/A
Net loss per unit
-Basic and Diluted	N/A

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

IMPACT HOUSING REIT, LLC
STATEMENT OF CHANGES IN MEMBER’S EQUITY
For the period from August 17, 2016 (inception) to December 31, 2016

Total Member's Equity

Balance at August 17, 2016 (inception)	$-
Capital contributions	-
Distributions	-
Net loss	(8,697)
Balance at December 31, 2016	$(8,697)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

IMPACT HOUSING REIT, LLC
STATEMENT OF CASH FLOWS
For the period from August 17, 2016 (inception) to December 31, 2016

Cash Flows From Operating Activities
Net Loss	$(8,697)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase/(Decrease) in deferred offering costs	(173,253)
Increase/(Decrease) in refunds receivable	(20,000)
Increase/(Decrease) in accrued expenses	26,008
Net Cash Used in Operating Activities	(175,942)

Cash Flows from Financing Activities
Advances from related party	175,942
Net Cash Provided by Financing Activities	175,942

Net Change In Cash	-

Cash at Beginning of Period	-
Cash at End of Period	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

IMPACT HOUSING REIT, LLC
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2016 and for the period from August 17, 2016 (inception) to December 31, 2016

NOTE 1:  NATURE OF OPERATIONS

Impact Housing REIT, LLC (the “Company”), is a limited liability company organized August 17, 2016 under the laws of Delaware.  The Company was organized to source and acquire residential apartment communities and to renovate, lease, operate, and maintain such properties.

As of December 31,2016, the Company has not commenced planned principal operations nor generated revenue.  The Company’s activities since inception have consisted of formation activities and preparations to raise capital.  Once the Company commences its planned principal operations, it will incur significant additional expenses.  The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company has adopted Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; the Company does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents.  The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed.

See accompanying Independent Auditor’s Report

IMPACT HOUSING REIT, LLC
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2016 and for the period from August 17, 2016 (inception) to December 31, 2016

Refund Receivable

The Company is due a refund from overpayment on the offering costs in the amount of $20,000. This amount was due as of December 31, 2016. This will be refunded in 2017.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).  The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured.  No revenue has been earned or recognized as of December 31, 2016.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.  Certain expenses were incurred prior to the Company’s inception and are recognized in these financial statements as being incurred effective on the inception date.

Income Taxes

The Company is a limited liability company.  Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members.  Therefore, no provision for income tax has been recorded in the statements.  Income from the Company is reported and taxed to the members on their individual tax returns.

See accompanying Independent Auditor’s Report

IMPACT HOUSING REIT, LLC
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2016 and for the period from August 17, 2016 (inception) to December 31, 2016

The Company complies with  FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be  more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Net Earnings or Loss per Unit

Net earnings or loss per unit is computed by dividing net income or loss by the weighted-average number of units outstanding during the period, excluding units subject to redemption or forfeiture.  The Company presents basic and diluted net earnings or loss per unit.  Diluted net earnings or loss per unit reflect the actual weighted average of units issued and outstanding during the period, adjusted for potentially dilutive securities outstanding.  Potentially dilutive items are excluded from the computation of the diluted net earnings or loss per unit if their inclusion would be anti-dilutive.  As no potentially dilutive items exist and no membership units are outstanding as of December 31, 2016, the Company has not presented basic net loss per unit or diluted net loss per unit.

NOTE 3:  GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues since inception.  The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results.  No assurance can be given that the Company will be successful in these efforts.  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

See accompanying Independent Auditor’s Report

IMPACT HOUSING REIT, LLC
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2016 and for the period from August 17, 2016 (inception) to December 31, 2016

NOTE 4:  MEMBER’S EQUITY

In September 2016, the Company issued 1,000,000 Common Shares to its Manager (see Note 5).  No capital has been contributed to the Company as of December 31, 2016.  The common shares were issued to the Manager in connection with the formation of the Company to reflect that the Manager was at that time the sole equity owner of the Company. The Company is 100% owned by its manager as of December 31, 2016 and is authorized to issue additional membership units consisting of 1,000,000 Common Shares and 19,000,000 Investor Shares. Given the absence of quoted prices in active markets and the lack of previous sales of the Company’s shares, the Company determined that the fair value of the stock is zero and therefore no capital was paid in as the fair value of the membership units issued was zero. In making this determination, the Company considered that there had been no transactions or activity prior to or immediately subsequent to the initial stock sale other than the start-up expenses incurred.

See accompanying Independent Auditor’s Report

IMPACT HOUSING REIT, LLC
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2016 and for the period from August 17, 2016 (inception) to December 31, 2016

There are differing rights and privileges between the two share classes, as defined in the Company’s LLC Agreement.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 5:  RELATED PARTY TRANSACTIONS

The Company has named Impact Housing REIT Manager, LLC (the “Manager”) as manager of the Company, under a management agreement, and is the sole member of the Company as of December 31, 2016.  The Company is subject to various fees under this agreement, as dictated by the management agreement.

The Company utilizes office space and office services provided at no cost from a related party.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected in these financial statements.

The Company has a balance due to Impact Housing REIT Manager, LLC (the “Manager”) in the sum of $175,942 which is payable on demand and bears no interest.

NOTE 6:  RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 7:  SUBSEQUENT EVENTS

The Company has commenced efforts towards a securities offering under Regulation A for up to $35,000,000.  Preparations for this offering have not yet been finalized, nor has the offering been qualified by the Securities and Exchange Commission.

Management has evaluated subsequent events through June 28, 2017, the date the financial statements were available to be issued.  Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

See accompanying Independent Auditor’s Report

Impact Housing REIT, LLC
Delaware Limited Liability Company

Financial Statements and Independent Auditor’s Report

December 31, 2017

IMPACT HOUSING REIT, LLC

TABLE OF CONTENTS

Page

INDEPENDENT AUDITOR’S REPORT	F-1-2

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND FOR THE YEAR THEN ENDED:

Balance Sheet	F-3

Statement of Operations	F-4

Statement of Changes in Member’s Equity (Deficit)	F-5

Statement of Cash Flows	F-6

Notes to Financial Statements	F-7–10

To the Member of
Impact Housing REIT, LLC
Calabasas, CA

INDEPENDENT AUDITOR’S REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of Impact Housing REIT, LLC, which comprise the balance sheet as of December 31, 2017, and the related statements of operations, changes in member’s equity (deficit), and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Impact Housing REIT, LLC as of December 31, 2017, and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Denver, Colorado
April 24, 2018

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

IMPACT HOUSING REIT, LLC
BALANCE SHEET
As of December 31, 2017

ASSETS
Current Assets:
Offering costs	$195,657
Prepaid insurance	16,014
Total Current Assets	211,671

TOTAL ASSETS	$211,671

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Liabilities:
Current Liabilities:
Advances from related party	$439,766
Accrued expenses	4,449
Total Liabilities	444,215

Total Member's Equity (Deficit)	(232,544)

TOTAL LIABILITIES AND MEMBER'S EQUITY (DEFICIT)	$211,671

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-3

IMPACT HOUSING REIT, LLC
STATEMENT OF OPERATIONS
For the year ended December 31, 2017

Net revenues	$-
Costs of net revenues	-
Gross profit	-

Operating Expenses:
Advertising & marketing	172,582
Professional fees	24,703
Travel expenses	14,701
Meals & entertainment	7,406
Dues & subscriptions	3,623
Insurance expense	498
Telephone	334
Total Operating Expenses	223,847

Net Loss	$(223,847)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-4

IMPACT HOUSING REIT, LLC
STATEMENT OF CHANGES IN MEMBER’S EQUITY (DEFICIT)
For the year ended December 31, 2017

Total Member's Equity (Deficit)

Balance at December 31, 2016	$(8,697)
Net loss	(223,847)
Balance at December 31, 2017	$(232,544)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-5

IMPACT HOUSING REIT, LLC
STATEMENT OF CASH FLOWS
For the year ended December 31, 2017

Cash Flows From Operating Activities
Net Loss	$(223,847)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase)/Decrease in deferred offering costs	(22,404)
(Increase)/Decrease in prepaid insurance	(16,014)
(Increase)/Decrease in refunds receivable	20,000
Increase/(Decrease) in accrued expenses	(21,559)
Net Cash Used In Operating Activities	(263,824)

Cash Flows From Financing Activities
Advances from related party	263,824
Net Cash Provided By Financing Activities	263,824

Net Change In Cash	-

Cash at Beginning of Period	-
Cash at End of Period	$-

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-6

IMPACT HOUSING REIT, LLC
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2017 and for the year then ended

NOTE 1:  NATURE OF OPERATIONS

Impact Housing REIT, LLC (the “Company”), is a limited liability company organized August 17, 2016 under the laws of Delaware.  The Company was organized to source and acquire residential apartment communities and to renovate, lease, operate, and maintain such properties.

As of December 31, 2017, the Company has not commenced planned principal operations nor generated revenue.  The Company’s activities since inception have consisted of formation activities and preparations to raise capital.  Once the Company commences its planned principal operations, it will incur significant additional expenses.  The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents.  The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed.

See accompanying Independent Auditor’s Report
F-7

IMPACT HOUSING REIT, LLC
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2017 and for the year then ended

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).  The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured.  No revenue has been earned or recognized as of December 31, 2017.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.  Certain expenses were incurred prior to the Company’s inception and are recognized in these financial statements as being incurred effective on the inception date.

Income Taxes

The Company is a limited liability company.  Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members.  Therefore, no provision for income tax has been recorded in the statements.  Income from the Company is reported and taxed to the members on their individual tax returns.

See accompanying Independent Auditor’s Report
F-8

IMPACT HOUSING REIT, LLC
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2017 and for the year then ended

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Net Earnings or Loss per Unit

Net earnings or loss per unit is computed by dividing net income or loss by the weighted-average number of units outstanding during the period, excluding units subject to redemption or forfeiture.  The Company presents basic and diluted net earnings or loss per unit.  Diluted net earnings or loss per unit reflect the actual weighted average of units issued and outstanding during the period, adjusted for potentially dilutive securities outstanding.  Potentially dilutive items are excluded from the computation of the diluted net earnings or loss per unit if their inclusion would be anti-dilutive.  As no potentially dilutive items exist and no membership units are outstanding as of December 31, 2017, the Company has not presented basic net loss per unit or diluted net loss per unit.

NOTE 3:  GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues since inception.  The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results.  No assurance can be given that the Company will be successful in these efforts.  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4:  MEMBER’S EQUITY

In September 2016, the Company issued 1,000,000 Common Shares to its Manager (see Note 5).  No capital has been contributed to the Company as of December 31, 2017.  The Company is 100% owned by its manager as of December 31, 2017 and is authorized to issue additional membership units consisting of 1,000,000 Common Shares and 19,000,000 Investor Shares.

See accompanying Independent Auditor’s Report
F-9

IMPACT HOUSING REIT, LLC
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2017 and for the year then ended

There are differing rights and privileges between the two share classes, as defined in the Company’s LLC Agreement.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 5:  RELATED PARTY TRANSACTIONS

The Company has named Impact Housing REIT Manager, LLC (the “Manager”) as manager of the Company, under a management agreement, and is the sole member of the Company as of December 31, 2017.  The Company is subject to various fees under this agreement, as dictated by the management agreement.

The Company utilizes office space and office services provided at no cost from a related party.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected in these financial statements.

The Company has a balance due to the Manager in the sum of $439,766 which is payable on demand and bears no interest.

NOTE 6:  RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 7:  SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 24, 2018, the date the financial statements were available to be issued.  Based on this evaluation, no material events were identified which require adjustment or disclosure in these financial statements.

See accompanying Independent Auditor’s Report
F-10

Item 8.	Exhibits.

Exhibit 1A-2A
Certificate of Formation, incorporated by reference to Exhibit 1A-2A to our Draft Offering Statement filed on September 27, 2016 (available at https://www.sec.gov/Archives/edgar/data/1683617/000121465916013815/filename3.htm)

Exhibit 1A-2B
LLC Agreement, incorporated by reference to Exhibit 1A-2B to our Offering Statement filed on February 13, 2018 (available at https://www.sec.gov/Archives/edgar/data/1683617/000121465917001016/ex1a2b.htm)

Exhibit 1A-6A
Management Services Agreement, incorporated by reference to Exhibit 1A-6A to our Draft Offering Statement filed on September 27, 2016 (available at https://www.sec.gov/Archives/edgar/data/1683617/000121465916013815/filename5.htm)

Exhibit 1A-6E
Investment Agreement, incorporated by reference to Exhibit 1A-6E to our Draft Offering Statement filed on September 27, 2016 (available at https://www.sec.gov/Archives/edgar/data/1683617/000121465916013815/filename6.htm)

Exhibit 1A-8	Escrow Agreement, incorporated by reference to Exhibit 1A-8 to our Offering Statement filed on July 10, 2017 (available at https://www.sec.gov/Archives/edgar/data/1683617/000121465917004390/ex1a8.htm)
Exhibit 1A-15.2
Authorizing Resolution, incorporated by reference to Exhibit 1A-15.2 to our Offering Statement filed on December 1, 2016 (available at https://www.sec.gov/Archives/edgar/data/1683617/000121465916015073/ex1a15-2.htm)

Exhibit 1A-15E
Examples of our Sponsor’s Prior Environmental Impact & Savings CapEx Programs, incorporated by reference to our Offering Statement filed on March 16, 2018 (available at https://www.sec.gov/Archives/edgar/data/1683617/000121465918002200/ex1a15e.htm)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMPACT HOUSING REIT, LLC

By: Impact Housing REIT Manager, LLC, Manager, as Manager

By:	/s/ Edward P. Lorin
Edward P. Lorin, Manager

Date: May 1, 2018